EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nu Skin Enterprises, Inc. of our report dated February 18, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Nu Skin Enterprises, Inc.'s 2015 Annual Report on Form 10‑K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, UT
 May 25, 2016